UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
______________________

Date of Report (Date of earliest event reported): November 2, 2021

OrthoPediatrics Corp.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

001-38242	26-1761833
(Commission File Number)	(I.R.S. Employer Identification Number)

2850 Frontier Drive Warsaw, Indiana	46582
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (574) 268-6379

Not Applicable
(Former name or former address, if changed since last report)
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.00025 par value per share	KIDS	Nasdaq Global Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 under the Securities Act (17 CFR 230.405) or Rule 12b-2 under the Exchange Act (17 CFR 240.12b-2).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☒

Item 1.01 Entry into a Material Definitive Agreement

On November 2, 2021, the Board of Directors of OrthoPediatrics Corp. (the “Company”) adopted amendments to its Non-Employee Director Compensation Policy to be effective January 1, 2022. The changes will be to: (a) modify the annual restricted stock grant from 1,400 shares to a number of shares equivalent to $75,000 in value on the date of the annual shareholder meeting; (b) increase the cash quarterly meeting fee from $9,375 per each quarterly Board meeting attended to $18,750; (c) increase the annual fee for a person serving as chairperson of the Board, the Compensation Committee or the Corporate Governance Committee from $3,000 to $5,000; and (d) increase the annual fee for a person serving as chairperson of the Audit Committee from $3,000 to $10,000. This summary is qualified in its entirety by reference to the terms of the amended policy which is filed herewith as Exhibit 10.1.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective November 3, 2021, Bernie Berry, III has retired from the Company's Board of Directors after twelve years of service. The retirement was not as a result of any disagreement with the Company. The Board has appointed David R. Bailey, the Company’s President and Chief Executive Officer, to fill the vacancy caused by Mr. Berry’s retirement to serve in the Class of Directors whose terms expire at the annual shareholder meeting in 2024. Mr. Bailey has not been appointed to serve on any committees of the Board.
Additional information relating to the background and business experience for Mr. Bailey is set forth in the Company’s Definitive Proxy Statement on Schedule 14A, filed with the Securities and Exchange Commission on April 16, 2021, under the heading “Executive Officer and Director Compensation,” which information is incorporated herein by reference. As an employee director, Mr. Bailey shall receive no compensation, nor participate in the Non-Employee Director Compensation Policy, for his services as a director. Mr. Bailey has not entered into any material plan, contract or arrangement (including any amendments or modifications thereto) in connection with his appointment as a director.

As part of Mr. Berry’s retirement, the Board has agreed to grant to him an additional 2,119 shares of common stock under the Company’s 2017 Incentive Award Plan and to accelerate the vesting of his remaining restricted stock grants.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits
	Exhibit No.	Description
	10.1	OrthoPediatrics Corp. Non-Employee Director Compensation Policy, effective January 1, 2022
	104	Cover Page Interactive Data File (embedded within the Inline XBRL document).
* * * * * *

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OrthoPediatrics Corp.

Date: November 4, 2021	By:	/s/ Daniel J. Gerritzen
Daniel J. Gerritzen, General Counsel and Secretary